Exhibit 99.1

LifePoint Health Reports Third Quarter 2015 Results

Third Quarter Adjusted EPS Increased by Approximately 29% Over Prior Year

Third Quarter Adjusted EBITDA Increased Approximately 11% Over Prior Year

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 30, 2015--LifePoint Health, Inc. (NASDAQ: LPNT) today announced results for the third quarter and nine months ended September 30, 2015.

For the third quarter ended September 30, 2015, consolidated revenues were $1,309.5 million, up 12.3% from $1,166.0 million for the same period a year ago. Adjusted EBITDA for the third quarter ended September 30, 2015, increased 10.9% to $172.7 million compared with $155.7 million for the same period a year ago. Adjusted EBITDA for the third quarter of 2015 excludes an impairment charge of $2.2 million, or $0.03 per diluted share, related to the finalization of the net working capital settlement in connection with the divestiture of a hospital in Palatka, Florida, which was sold effective May 1, 2015. Additionally, Adjusted EBITDA for the third quarter of 2014 excludes an impairment charge of $12.2 million, or $0.16 per diluted share, for the write down of property, equipment and allocated goodwill in connection with the divestiture of a hospital in LaPlace, Louisiana, which was sold effective November 1, 2014. Including impairment charges in both periods, net income attributable to LifePoint Health, Inc. stockholders increased 58.4% to $43.6 million, or $0.94 per diluted share, compared with $27.5 million, or $0.59 per diluted share, for the same period a year ago.

For the first nine months of 2015, consolidated revenues were $3,843.6 million, up 19.4% from $3,220.2 million for the same period a year ago. Adjusted EBITDA for the nine months ended September 30, 2015, increased 13.3% to $521.5 million compared with $460.2 million for the same period a year ago. Adjusted EBITDA for the nine months ended September 30, 2015 and 2014, excludes total impairment charges of $13.8 million, or $0.19 loss per diluted share, and $12.2 million, or $0.16 loss per diluted share, respectively. Including impairment charges in both periods, net income attributable to LifePoint Health, Inc. stockholders for the first nine months of 2015 increased 24.3% to $128.9 million, or $2.79 per diluted share, compared with $103.7 million, or $2.20 per diluted share, for the same period a year ago.

“We are pleased with the quarter. Our operating discipline in a soft volume environment is clearly demonstrated in our results,” said William F. Carpenter III, chairman and chief executive officer of LifePoint Health. “We are excited about our acquisition strategy and the opportunity to expand margins in recently acquired hospitals. This and the significant capacity available in our balance sheet are among the factors that will allow us to continue driving shareholder value.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Health’s third quarter 2015 conference call will be available on line at www.lifepointhealth.net/investor-relations today, Friday, October 30, 2015, beginning at 10:00 a.m. Eastern Time.

LifePoint Health (NASDAQ: LPNT) is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 21 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to LifePoint Health, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors; (v) our ability to acquire hospitals and other healthcare providers on favorable terms, the business risks and costs associated therewith and the uncertainty in operating and integrating such hospitals and other providers; (vi) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments; (vii) the deterioration in the collectability of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals; (viii) whether our core strategies will result in anticipated operating results, including measurable quality and satisfaction improvements; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xii) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiii) any interruption of or restriction in our prompt access to licensed or owned information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xiv) adverse events in states where a large portion of our revenues are concentrated; (xv) liabilities resulting from potential malpractice and related legal claims brought against our hospitals or the healthcare providers associated with, or employed by, such hospitals or affiliated entities; (xvi) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xvii) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; and (xviii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “our,” “LifePoint,” “LifePoint Health” and the “Company” as used throughout this release refer to LifePoint Health, Inc. and its subsidiaries.

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in millions, except per share amounts

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,522.3		$1,388.2		$4,443.7		$3,817.2
Provision for doubtful accounts	212.8		222.2		600.1		597.0
Revenues	1,309.5	100.0%	1,166.0	100.0%	3,843.6	100.0%	3,220.2	100.0%

Salaries and benefits	626.2	47.8	558.8	47.9	1,844.2	48.0	1,522.1	47.3
Supplies	205.7	15.7	180.5	15.5	596.6	15.5	500.0	15.5
Other operating expenses	313.2	23.9	285.6	24.4	915.5	23.8	787.4	24.4
Other income	(8.3)	(0.6)	(14.6)	(1.2)	(34.2)	(0.9)	(49.5)	(1.5)
Depreciation and amortization	70.2	5.3	68.8	6.0	207.1	5.4	190.8	5.9
Interest expense, net	28.2	2.2	28.6	2.4	84.7	2.2	93.8	2.9
Impairment charges	2.2	0.2	12.2	1.0	13.8	0.4	12.2	0.4
	1,237.4	94.5	1,119.9	96.0	3,627.7	94.4	3,056.8	94.9

Income before income taxes	72.1	5.5	46.1	4.0	215.9	5.6	163.4	5.1
Provision for income taxes	26.3	2.0	17.4	1.5	78.3	2.0	55.2	1.7
Net income	45.8	3.5	28.7	2.5	137.6	3.6	108.2	3.4
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(2.2)	(0.2)	(1.2)	(0.1)	(8.7)	(0.2)	(4.5)	(0.2)
Net income attributable to LifePoint Health, Inc.	$43.6	3.3%	$27.5	2.4%	$128.9	3.4%	$103.7	3.2%

Earnings per share attributable to LifePoint Health, Inc. stockholders:
Basic	$0.99		$0.61		$2.92		$2.30
Diluted	$0.94		$0.59		$2.79		$2.20

LIFEPOINT HEALTH, INC.
UNAUDITED EARNINGS PER SHARE CALCULATIONS
In millions, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$45.8	$28.7	$137.6	$108.2
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(2.2)	(1.2)	(8.7)	(4.5)
Net income attributable to LifePoint Health, Inc.	$43.6	$27.5	$128.9	$103.7

Weighted average shares outstanding - basic	44.0	44.8	44.1	45.1
Effect of dilutive securities:
Stock options and other stock-based awards	2.3	1.9	2.2	1.7
Convertible debt instruments	–	–	–	0.3
Weighted average shares outstanding - diluted	46.3	46.7	46.3	47.1

Earnings per share attributable to LifePoint Health, Inc. stockholders:
Basic	$0.99	$0.61	$2.92	$2.30
Diluted	$0.94	$0.59	$2.79	$2.20

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Dollars in millions

	Sept. 30, 2015	Dec. 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$313.2	$191.5
Accounts receivable, less allowances for doubtful accounts of $788.9 and $709.5 at September 30, 2015, and December 31, 2014, respectively	747.7	752.6

Inventories	123.3	115.2
Prepaid expenses	49.3	45.4
Income taxes receivable	-	33.0
Deferred tax assets	61.9	72.8
Other current assets	34.7	85.7
	1,330.1	1,296.2
Property and equipment:
Land	153.6	134.8
Buildings and improvements	2,253.7	2,155.9
Equipment	1,695.8	1,633.8
Construction in progress	113.4	72.9
	4,216.5	3,997.4
Accumulated depreciation	(1,779.4)	(1,619.9)
	2,437.1	2,377.5
Deferred loan costs, net	27.3	31.7
Intangible assets, net	72.3	69.1
Other assets	64.7	46.4
Goodwill	1,667.5	1,636.1
Total assets	$5,599.0	$5,457.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$166.6	$158.5
Accrued salaries	213.3	202.4
Other current liabilities	234.7	203.2
Current maturities of long-term debt	25.1	19.2
	639.7	583.3
Long-term debt	2,181.2	2,199.3
Deferred income tax liabilities	173.3	187.5
Long-term portion of reserves for self-insurance claims	149.6	133.2
Other long-term liabilities	75.6	84.7
Total liabilities	3,219.4	3,188.0

Redeemable noncontrolling interests	98.0	87.1

Equity:
LifePoint Health, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.7
Capital in excess of par value	1,550.4	1,496.2
Accumulated other comprehensive loss	(4.4)	(4.4)
Retained earnings	1,602.0	1,473.1
Common stock in treasury, at cost	(913.0)	(811.0)
Total LifePoint Health, Inc. stockholders’ equity	2,235.7	2,154.6
Noncontrolling interests	45.9	27.3
Total equity	2,281.6	2,181.9
Total liabilities and equity	$5,599.0	$5,457.0

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in millions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income	$45.8	$28.7	$137.6	$108.2
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	7.4	7.3	22.4	20.4
Depreciation and amortization	70.2	68.8	207.1	190.8
Amortization of physician minimum revenue guarantees	3.0	3.5	9.3	11.2
Amortization of debt discounts, premium and deferred loan costs	1.3	1.2	3.8	12.8
Impairment charges	2.2	12.2	13.8	12.2
Deferred income taxes (benefit)	(7.7)	28.2	3.1	23.1
Reserve for self-insurance claims, net of payments	6.7	1.0	15.5	5.7
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	8.0	(28.4)	35.2	(56.7)
Inventories, prepaid expenses and other current assets	(0.8)	6.7	52.3	27.1
Accounts payable, accrued salaries and other current liabilities	19.7	28.7	5.4	(2.9)
Income taxes payable/receivable	19.2	(26.7)	38.2	(46.0)
Other	(0.7)	0.1	(1.4)	2.0
Net cash provided by operating activities	174.3	131.3	542.3	307.9

Cash flows from investing activities:
Purchases of property and equipment	(59.2)	(37.0)	(153.4)	(90.7)
Acquisitions, net of cash acquired	(148.7)	(172.1)	(174.5)	(259.9)
Proceeds from sale of hospital	–	–	18.8	–
Other	(1.3)	(0.6)	0.5	(1.0)
Net cash used in investing activities	(209.2)	(209.7)	(308.6)	(351.6)

Cash flows from financing activities:
Proceeds from borrowings	–	–	–	412.0
Payments of borrowings	(5.7)	(2.8)	(11.3)	(582.6)
Repurchases of common stock	(68.2)	(0.4)	(102.0)	(172.3)
Proceeds from exercise of stock options	0.3	4.8	11.1	23.1
Other	(1.1)	(2.2)	(9.8)	(11.4)
Net cash used in financing activities	(74.7)	(0.6)	(112.0)	(331.2)

Change in cash and cash equivalents	(109.6)	(79.0)	121.7	(374.9)
Cash and cash equivalents at beginning of period	422.8	342.0	191.5	637.9
Cash and cash equivalents at end of period	$313.2	$263.0	$313.2	$263.0

Supplemental disclosure of cash flow information:
Interest payments	$4.0	$4.3	$55.6	$64.9
Capitalized interest	$0.5	$0.3	$1.3	$0.6
Income tax payments, net	$14.8	$15.7	$37.0	$78.0

LIFEPOINT HEALTH, INC.
UNAUDITED STATISTICS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Consolidated: (1)
Number of hospitals	67	68	(1.5)%	67	68	(1.5)%
Admissions	58,754	56,599	3.8	177,255	161,335	9.9
Equivalent admissions (2)	158,332	144,994	9.2	460,154	396,884	15.9
Revenues per equivalent admission	$8,270	$8,041	2.8	$8,353	$8,114	2.9
Medicare case mix index	1.43	1.38	3.6	1.42	1.37	3.6
Average length of stay (days)	4.9	4.8	2.1	4.9	4.8	2.1
Inpatient surgeries	16,731	15,672	6.8	48,797	43,219	12.9
Outpatient surgeries	62,234	56,101	10.9	180,807	154,355	17.1
Total surgeries	78,965	71,773	10.0	229,604	197,574	16.2
Emergency room visits	378,302	359,701	5.2	1,105,605	984,816	12.3
Outpatient factor (2)	2.70	2.57	5.2	2.60	2.46	5.5

Same-hospital: (3)
Number of hospitals	57	57	-%	55	55	-%
Admissions	48,261	50,620	(4.7)	139,463	143,798	(3.0)
Equivalent admissions (2)	129,367	129,185	0.1	361,070	353,599	2.1
Revenues per equivalent admission	$8,316	$8,126	2.3	$8,401	$8,276	1.5
Medicare case mix index	1.43	1.39	2.9	1.41	1.39	1.4
Average length of stay (days)	4.9	4.9	-	4.9	4.8	2.1
Inpatient surgeries	13,356	14,045	(4.9)	37,186	38,966	(4.6)
Outpatient surgeries	50,366	50,355	-	143,961	141,290	1.9
Total surgeries	63,722	64,400	(1.1)	181,147	180,256	0.5
Emergency room visits	329,914	325,229	1.4	908,963	868,636	4.6
Outpatient factor (2)	2.68	2.56	4.9	2.59	2.46	5.3
(1)	Consolidated information includes the results of our health support center, our same-hospital operations and the results of our recent acquisitions completed in 2015 and 2014. Additionally, consolidated information includes the results of our hospitals that have previously been disposed.

(2)	Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)	Same-hospital information includes the results of our health support center and the same 57 hospitals operated during the three months ended September 30, 2015 and 2014, and the same 55 hospitals operated during the nine months ended September 30, 2015 and 2014. Same-hospital information excludes our hospitals that have previously been disposed.

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; impairment charges; provision for income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,522.3		$1,388.2		$4,443.7		$3,817.2
Provision for doubtful accounts	212.8		222.2		600.1		597.0
Revenues	1,309.5	100.0%	1,166.0	100.0%	3,843.6	100.0%	3,220.2	100.0%

Salaries and benefits	626.2	47.8	558.8	47.9	1,844.2	48.0	1,522.1	47.3
Supplies	205.7	15.7	180.5	15.5	596.6	15.5	500.0	15.5
Other operating expenses	313.2	23.9	285.6	24.4	915.5	23.8	787.4	24.4
Other income	(8.3)	(0.6)	(14.6)	(1.2)	(34.2)	(0.9)	(49.5)	(1.5)
	1,136.8	86.8	1,010.3	86.6	3,322.1	86.4	2,760.0	85.7
Adjusted EBITDA	$172.7	13.2%	$155.7	13.4%	$521.5	13.6%	$460.2	14.3%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Health, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA	$172.7	$155.7	$521.5	$460.2
Less: Depreciation and amortization	70.2	68.8	207.1	190.8
Interest expense, net	28.2	28.6	84.7	93.8
Impairment charges	2.2	12.2	13.8	12.2
Provision for income taxes	26.3	17.4	78.3	55.2
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	2.2	1.2	8.7	4.5
Net income attributable to LifePoint Health, Inc.	$43.6	$27.5	$128.9	$103.7

CONTACT:
LifePoint Health, Inc.
Leif Murphy, 615-920-7664
Executive Vice President and
Chief Financial Officer